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                                                                    EXHIBIT 23.3


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report on ORBCOMM Global, L.P.'s December 31, 2000 and 1999 financial statements dated April 12, 2001 and our report on Orbital Communications Corporation's December 31, 1999 financial statements dated February 3, 2000 (except with respect to the matters described in Note 10, as to which the date is April 12,
2001), included in Orbital Sciences Corporation's Form 10-K for the year ended December 31, 2001 and to all references to our firm included in this registration statement.



                                               /s/ Arthur Andersen LLP

                                               ARTHUR ANDERSEN LLP

Vienna, Virginia
May 10, 2002